OMB APPROVAL
OMB Number: 3235-0060
Expires: April 30, 2015
Estimated average burden
hours per response.........5.71

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

Molecular Pharmacology (USA) Limited
(Exact name of Registrant as specified in charter)

Nevada	000-50156	71-0900799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Drug Discovery Centre 28 Oxford Street, Leederville 6007 Perth, Western Australia		00000
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		011-61-8-9443-3011

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Registrant's wholly-owned subsidiary, Molecular Pharmacology Pty Ltd ("MPL"), an Australian company, executed an agreement dated for reference on June 21, 2013, with a New York-based company, Dermatology Development Corporation ("DDC") to develop and market a range of therapeutic, cosmetic and cosmecutical products based on the ThermaLIFE product range and its active ingredient in the United States.

Under the terms of the agreement, DDC is contracted to drive business relationships with a number of third party entities to sell products predominantly in the dermatology and cosmetic fields in the United States in return for an establishment fee and royalties on the agreements executed as a result of DDC's services, paid for a fixed period net of MPL's costs of sales. The engagement of DDC is limited to the provision of the services in the United States, and is for an initial one year period which may be extended by mutual agreement between MPL and DDC.

The Registrant and MPL do not have a pre-existing relationship or any other material relationship with DDC or its principal Perry Robins, M.D.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Pro forma financial information. N/A

(c) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Marketing Agreement between MPL and DDC Date June 21, 2013
99.1	Press Release dated July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ Jeff Edwards

_________________________________
Jeff Edwards
President, Chief Executive Officer
and a Member of the Board of Directors

Dated: July 19, 2013